Exhibit 99.1

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                        The Wilber Corporation Announces
                           Third Quarter 2005 Earnings
================================================================================

                              FOR IMMEDIATE RELEASE


DATE:    November 3, 2005

FROM:    Alfred S. Whittet, President and CEO

PHONE:   607-433-4148

Oneonta, New York, November 3, 2005 - The Wilber Corporation, parent company of Wilber National Bank, today reported Net Income of $1.982 million and Earnings per Share of $0.18 for the quarter ended September 30, 2005. By comparison, the Company's Net Income and Earnings per Share for the quarter ended September 30, 2004, were $2.164 million and $0.19, respectively. The Company's Return on Average Assets and Return on Average Equity for the third quarter were 1.04% and 11.54%, respectively, as compared to 1.17% and 13.16% for the same quarter in 2004. Average Total Assets of the Company equaled $756.835 million for the third quarter of 2005, as compared to $733.465 million for the third quarter of 2004, representing an increase of $23.370, million or 3.2%.

Net Income and Earnings per Share for the nine months ended September 30, 2005 were $6.151 million and $0.55, respectively. By comparison, Net Income and Earnings per Share for the year ended September 30, 2004 were $6.299 and $0.56, respectively. This represents a 1.8% decrease in Earnings per Share and 2.4% decrease in Net Income. Return on Average Assets and Return on Average Equity for the first three quarters of 2005 were 1.09% and 12.07%, respectively, as compared to 1.15% and 12.91% for the first three quarters of 2004.

Alfred S. Whittet, the Company's CEO, commented, "Our 2005 third quarter and nine month year-to-date Net Interest Income improved over 2004 comparable period results. Net Interest Income for the third quarter was $6.415 million, as compared to $6.071 million for the same quarter in 2004, an improvement of $344 thousand or 5.7%. Net Interest Income for the nine-month period ended September 30, 2005 was $19.107 million, as compared to $17.854 million for the nine-month period ended September 30, 2004, a $1.253 million or 7.0% improvement. Unfortunately, the improvement in Net Interest Income was offset by a $1.455 million increase in Non Interest Expense, which primarily contributed to the Net Income decrease this quarter. Increases in salaries and employee benefits due to expansion and acquisition activities, as well as overtime pay related to our core computer system conversion and increases in professional fees related to our regulatory compliance efforts were the primary reasons Non Interest Expense increased. Through the third quarter of 2005 we recorded $511 thousand of Professional Fees. These exceeded the Professional Fees incurred during the same period in 2004 by $149 thousand or 41.2% and were primarily due to our Sarbanes-Oxley Act Section 404 compliance efforts."

In related news, the Company reported last week that it declared a $0.095 per share quarterly dividend payable on November 22, 2005 to shareholders of record on November 7, 2005.

The Wilber Corporation is a single bank holding company headquartered in Oneonta, New York, serving the financial needs of the communities of the Western Catskills and Eastern Southern Tier of New York. The Wilber Corporation is the parent company of Wilber National Bank, a national bank chartered in 1874 with 20 branch offices located in Otsego, Delaware, Schoharie, Ulster, Chenango and Broome Counties and loan production offices located in Kingston and Syracuse, New York. The Company's common stock trades under the symbol GIW on the American Stock Exchange.

NOTE: This press release may contain certain statements which are historical facts or which concern the Company's future operations or economic performance and which are to be considered forward-looking statements. Any such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that all forward-looking statements involve risk and uncertainties, and that actual results may differ from those indicated in the forward-looking statements as a result of various factors, such as changing economic and competitive conditions and other risk and uncertainties. In addition, any statements in this news release regarding historical stock price performance are not indicative of or guarantees of future price performance.

                                       ###


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

THE WILBER CORPORATION
CONSOLIDATED FINANCIAL INFORMATION
----------------------------------
($ In thousands, except per share amounts)
Unaudited                                                          As of and for the three         As of and for the nine
                                                                    months ended September          months ended September
                                                                              30,                             30,
Condensed Income Statement                                               2005         2004(3)            2005         2004(3)
---------------------------------------------------------------------------------------------    ----------------------------
      Net interest income                                        $      6,415    $      6,071    $     19,107    $     17,854
      Provision for loan losses                                           300             300             780             960
                                                                 ----------------------------    ----------------------------
          Net interest income after provision for loan losses           6,115           5,771          18,327          16,894
      Noninterest income                                                1,379           1,482           4,244           4,363
      Noninterest expense                                               4,812           4,329          14,210          12,755
                                                                 ----------------------------    ----------------------------
          Income before taxes                                           2,682           2,924           8,361           8,502
      Income taxes                                                        700             760           2,210           2,203
                                                                 ----------------------------    ----------------------------
          Net income                                             $      1,982    $      2,164    $      6,151    $      6,299

Share and Per Share Data
---------------------------------------------------------------------------------------------    ----------------------------
      Average common shares outstanding (in thousands)                 11,163          11,209          11,173          11,209
      Period-end common shares outstanding (in thousands)              11,163          11,205          11,163          11,205

      Net income per share                                       $       0.18    $       0.19    $       0.55    $       0.56

      Cash dividends declared                                    $      0.095    $      0.095    $      0.285    $      0.285

      Book value per common share                                $       6.11    $       6.01    $       6.11    $       6.01

Period-end Balances
---------------------------------------------------------------------------------------------    ----------------------------
      Total Assets                                               $    756,873    $    737,924    $    756,873    $    737,924
      Earning Assets                                                  709,511         699,761         709,511         699,761
      Loans, gross                                                    398,387         380,954         398,387         380,954
      Allowance for loan losses                                         6,597           6,218           6,597           6,218
      Deposits                                                        595,087         578,728         595,087         578,728
      Shareholders' equity                                             68,259          67,372          68,259          67,372

Average Balances
---------------------------------------------------------------------------------------------    ----------------------------
      Total Assets                                               $    756,835    $    733,465    $    757,114    $    730,743
      Earning Assets                                                  714,297         694,690         715,341         691,743
      Loans, gross                                                    398,129         377,107         398,351         370,541
      Allowance for loan losses                                         6,453           6,100           6,376           5,961
      Deposits                                                        602,746         581,863         599,009         580,649
      Shareholders' equity                                             68,148          65,401          68,119          65,197

Key Ratios
---------------------------------------------------------------------------------------------    ----------------------------
      Earnings:
          Return on average assets                                       1.04%           1.17%           1.09%           1.15%
          Return on average equity                                      11.54%          13.16%          12.07%          12.91%
          Net interest margin (tax-equivalent)                           3.86%           3.75%           3.84%           3.70%
          Efficiency ratio (1)                                          57.85%          55.16%          57.46%          55.87%

Asset Quality
---------------------------------------------------------------------------------------------    ----------------------------
      Net loan charge-offs to average loans, annualized                  0.07%           0.21%           0.14%           0.18%
      Allowance for loan losses to period-end loans                      1.66%           1.63%           1.66%           1.63%
      Allowance for loan losses to non-performing loans (2)               146%            448%            146%            448%
      Non-performing loans to period-end loans                           1.14%           0.36%           1.14%           0.36%
      Non-performing assets to period-end loans and other real
      estate                                                             1.16%           0.36%           1.16%           0.36%

Common Stock Data
---------------------------------------------------------------------------------------------    ---------------------
Until February 11, 2004, the common stock of The Wilber Corporation          2005  High Trade    Low Trade    Dividend
was inactively traded on NASDAQ's Over-the-Counter Bulletin Board            ----  ----------    ---------    --------
market under the symbol WLBC.OB.  On February 12, 2004, the           1st Quarter  $    12.90    $   11.94    $  0.095
Company's common stock ($0.01 par value per share) began trading      2nd Quarter  $    12.45    $   12.00    $  0.095
on the American Stock Exchange (Amex(R)) under the symbol GIW.        3rd Quarter  $    12.27    $   11.80    $  0.095

                                                                             2004  High Trade    Low Trade    Dividend
                                                                             ----  ----------    ---------    --------
                                                                      1st Quarter  $    15.50    $   12.65    $  0.095
                                                                      2nd Quarter  $    13.65    $   12.00    $  0.095
                                                                      3rd Quarter  $    12.80    $   12.00    $  0.095
                                                                      4th Quarter  $    12.64    $   11.94    $  0.095

(1) Calculated by dividing total noninterest expense less amortization of intangibles and other real estate expense by tax-equivalent net interest income plus noninterest income other than securities gains and losses.
(2) Non-performing loans include nonaccrual loans, troubled debt restructured loans and accruing loans 90 days or more delinquent.
(3) Certain figures have been reclassified to conform with current period presentation.